===============================================================================

                                                   Registration No. 333-________
                                                              Filed May 29, 1998


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             -----------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             -----------------------


                              FREDERICK BREWING CO.
    ------------------------------------------------------------------------
    (Exact Name of Registrant as specified in its Articles of Incorporation)


          Maryland                                        52-1769647
 ------------------------                      ---------------------------------
 (State of incorporation)                      (IRS Employer Identification No.)


                            4607 Wedgewood Boulevard
                            Frederick, Maryland 21703
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                             1995 STOCK OPTION PLAN
                            ------------------------
                            (Full Title of the Plan)


                                           Copies to:

Kevin E. Brannon                           Jeffrey A. Koeppel, Esq.
Chief Executive Officer                    Elias, Matz, Tiernan & Herrick L.L.P.
Frederick Brewing Co.                      734 15th Street, N.W.
4607 Wedgewood Boulevard                   Washington, D.C. 20005
Frederick, Maryland  21703                 (202) 347-0300
(301) 694-7899
------------------------------------
(Name, address, and telephone number
 of agent for service)

===============================================================================
                               Page 1 of 16 pages
                    Index to Exhibits is located on page 12.

                         CALCULATION OF REGISTRATION FEE


            Title of                                   Proposed             Proposed
           Securities                                   Maximum              Maximum               Amount of
             to be                Amount to be      Offering Price          Aggregate            Registration
           Registered            Registered(1)         Per Share         Offering Price               Fee
----------------------------------------------------------------------------------------------------------------
   Common Stock, par
     value $0.00004 per share       29,129             $0.875(3)            $ 25,488(3)              $ 8.00

   Common Stock, par
     value $0.00004 per share      127,261             $1.500(4)            $190,892(4)              $57.00
                                   -------                                  --------                 ------

   Total                           156,390(2)                               $216,380                 $65.00
                                   =======                                  ========                 ======
----------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Frederick Brewing Co.'s ("Company" or "Registrant") 1995 Stock Option Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $0.00004 per share ("Common Stock"), of the Company.

(2) Represents shares currently reserved for issuance pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 29,129 shares of Common Stock which are outstanding under the Plan as of the date hereof.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 127,261 shares for which stock options have not been granted under the Plan is equal to the closing sales price of the Common Stock of the Company on May 15, 1998 on the National Association of Securities Dealers Automated Quotation ("NASDAQ") SmallCap Market.





                           --------------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. ss. 230.462.

                                     PART I

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

--------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to
  Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (a) The Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1997;

                  (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

                  (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-27800) filed with the Commission on February 20, 1996, as amended on February 29, 1996;

                  (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Company Stock offered hereby will be passed upon for the Company by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. Certain partners in such firm own shares of the Common Stock of the Company.


Item 6.  Indemnification of Directors and Officers.

         The Company is a Maryland corporation. Section 2-405.1(c) of the Maryland General Corporation Law (the "MGCL") states:

                  "(c) A person who performs his duties in accordance with the standard provided in this section shall have the immunity from liability described under Section 5-417 of the Courts and Judicial Proceedings Article."

         Section 5-417 of the Maryland Courts and Judicial Proceedings Article states:

                  "A person who performs the duties of that person in accordance with the standard provided under Section 2-405.1 of the Corporations and Associations Article has no liability by reason of being or having been a director of a corporation."

         Section 2-418 of the MGCL states:

                  "(a) In this section the following words have the meaning indicated.

                           (1) "Director" means any person who is or was a
                  director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

                           (2) "Corporation" includes any domestic or foreign
                  predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                           (3) "Expenses" include attorney's fees.

                           (4) "Official capacity" means the following:

                               (i) When used with respect to a director, the
                  office of director in the corporation; and

                               (ii) When used with respect to a person other
                  than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

                               (iii) "Official capacity" does not include
                  service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

                           (5) "Party" includes a person who was, is, or is
                  threatened to be made a named defendant or respondent in a proceeding.

                           (6) "Proceeding" means any threatened, pending or
                  completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

                  (b)(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

                               (i) The act or omission of the director was
                  material to the matter giving rise to the proceeding; and

                                    1.  Was committed in bad faith; or

                                    2.  Was the result of active and deliberate
                                        dishonesty; or

                               (ii) The director actually received an improper
                  personal benefit in money, property, or services; or

                              (iii) In the case of any criminal proceeding, the
                  director had reasonable cause to believe that the act or omission was unlawful.

                           (2)(i) Indemnification may be against judgments,
                  penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

                              (ii) However, if the proceeding was one by or in
                  the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

                           (3)(i) The termination of any proceeding by judgment,
                  order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

                              (ii) The termination of any proceeding by
                  conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

                  (c) A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that person benefit was improperly received.

                  (d)      Unless limited by the charter:

                           (1) A director who has been successful, on the merits
                  or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

                           (2) A court of appropriate jurisdiction, upon
                  application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

                              (i) If it determines a director is entitled to to
                  reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

                              (ii) If it determines that the director is fairly
                  and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

                           (3) A court of appropriate jurisdiction may be the
                  same court in which the proceeding involving the director's liability took place.

                  (e)(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

                           (2) Such determination shall be made:

                              (i) By the board of directors by a majority vote
                  of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

                              (ii) By special legal counsel selected by the
                  board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which director who are parties may participate; or

                              (iii) By the stockholders.

                           (3) Authorization of indemnification and
                  determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

                           (4) Shares held by directors who are parties to the
                  proceeding may not be voted on the subject matter under this subsection.

                  (f)(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

                              (i) A written affirmation by the director of the
                  director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

                              (ii) A written undertaking by or on behalf of the
                  director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                           (2) The undertaking required by subparagraph (ii) of
                  paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

                           (3) Payments under this subsection shall be made as
                  provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

                  (g) The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (h) This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

                  (i) For purposes of this section:

                           (1) The corporation shall be deemed to have requested
                  a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

                           (2) Excise taxes assessed on a director with respect
                  to an employee benefit plan pursuant to applicable law shall be deemed fines; and

                           (3) Action taken or omitted by the director with
                  respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                  (j)      Unless limited by the charter:

                           (1) An officer of the corporation shall be
                  indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

                           (2) A corporation may indemnify and advance expenses
                  to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

                           (3) A corporation, in addition, may indemnify and
                  advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

                  (k)(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

                           (2) A corporation may provide similar protection,
                  including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

                           (3) The insurance or similar protection may be
                  provided by a subsidiary or an affiliate of the corporation.

                  (l) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting."

         The Amended and Restated Articles of Incorporation ("Articles") of the Company also limit the liability of, and provide indemnification to, directors and officers of the Company. Article VIII of the Company's Articles states:

         "A. Limitation of Liability. No director who has performed his or her duties in accordance with the standard set forth in Section 2-405.1 of the MGCL (or any successor provision thereto) shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be limited or eliminated to the extent that: (i) it is proved that the director actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the director is entered in a proceeding based on a finding in the proceeding that the director's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No amendment to or repeal of this Article VIII.A. shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by Section 2-418 of the MGCL or any successor provision thereto.

         C. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he has met the standard of conduct necessary for indemnification under relevant law and a written undertaking to repay such amount if it shall ultimately be determined that the person has not met that standard.

         D. Other Rights and Remedies. The indemnification provided by this
Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Amendment, any insurance or other agreement, trust fund, letter of credit, surety bond, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action as adjudicated and (i) were committed in bad faith; or (ii) were the result of active and deliberate dishonesty; or (iii) the director actually received an improper personal benefit in money, property or services; or (iv) in the case of any criminal proceedings, the director had reasonable cause to believe that the act or omission was unlawful; provided, however, that a director who has been successful, on the merits or otherwise, in the defense of proceedings referred to under clauses (i) through (iv) above, may still be indemnified as to reasonable expenses actually incurred by such person in connection with the proceeding as approved by a disinterested majority of the Board of Directors.

         E. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the MGCL.

         F. Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article VIII shall be in the nature of a contract between the Corporation and each such director, officer, employee or agent and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director, officer, employee or agent, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

         G. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a disinterested majority of the directors then in office."

         Article X of the Company's Bylaws states:

                  "(a) A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation's Amended and Restated Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

                   (b) The Corporation shall indemnify any person who is a director, officer, employee or agent of the Corporation to the extent set forth in the Corporation's Amended and Restated Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein."

         In addition, the Company has obtained a directors and officers liability insurance policy relating to certain actions or omissions which may be taken, or omitted to be taken, by the directors and officers of the Company, as well as a policy which insures against errors and omissions in the offering documents relating to the initial offer and sale of the Common Stock to the public.

Item 7.  Exemption from Registration Claimed.

         Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-B):

         No.              Exhibit
         ---              -------

         4                Common Stock Certificate*

         5                Opinion of Elias, Matz, Tiernan & Herrick
                            L.L.P. as to the legality of the securities

         23.1             Consent of Elias, Matz, Tiernan & Herrick
                           L.L.P. (contained in the opinion included as Exhibit 5)

         23.2             Consent of Coopers & Lybrand L.L.P.

         24               Power of attorney for any subsequent
                           amendments is located in the signature pages

         99               1995 Stock Option Plan*

--------------
         * Incorporated by reference from the Company's Registration Statement on Form SB-2 (Commission File No. 33-80355) filed with the Commission on December 12, 1995, as amended.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Maryland on the 29th day of May, 1998.


                                             FREDERICK BREWING CO.


                                             By:  /s/ Kevin E. Brannon
                                                  ----------------------------
                                                  Kevin E. Brannon
                                                  Chairman of the Board
                                                  and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Kevin E. Brannon or Marjorie A. McGinnis, his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

               Signature                                  Title                                  Date
               ---------                                  -----                                  ----

/s/ Kevin E. Brannon                     Chairman of the Board and Chief Executive             May 29, 1998
----------------------------             Officer
Kevin E. Brannon

/s/ Marjorie A. McGinnis                 President and Director                                May 29, 1998
----------------------------
Marjorie A.McGinnis

/s/ Nicholas P. Foris, M.D.              Director                                              May 29, 1998
----------------------------
Nicholas P. Foris, M.D.

/s/ Carl R. Hildebrand                   Director                                              May 29, 1998
----------------------------
Carl R. Hildebrand

/s/ Jerome M. Pool                       Director                                              May 29, 1998
----------------------------
Jerome M. Pool


/s/ James Lutz                           Director                                              May 29, 1998
----------------------------
James Lutz

/s/ Maribeth Visco                       Director                                              May 29, 1998
----------------------------
Maribeth Visco